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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" included in this Registration Statement (Form N-1A Nos.2-48227 and 811-2383) of Alliance Bond Funds-Quality Bond Portfolio.



                                             ERNST & YOUNG LLP


New York, New York
October 26, 1999





























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